Exhibit 99

FOR IMMEDIATE RELEASE	CONTACT:	Marsha J. Akin
Investor Relations
(630) 773-3800
www.ajg.com

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FIRST QUARTER 2009 FINANCIAL RESULTS

ITASCA, IL, April 28, 2009 — Gallagher today reported its financial results for the quarter ended March 31, 2009. A printer-friendly format of this release and the supplemental quarterly data is available at www.ajg.com.

Quarter Ended March 31

							Diluted Net Earnings
	Revenues			EBITDA			(Loss) Per Share
	1st Q 09	1st Q 08	Chg	1st Q 09	1st Q 08	Chg	1st Q 09	1st Q 08	Chg
Segment	$ in millions			$ in millions
Continuing Operations
Brokerage	$289.5	$258.0	12%	$56.1	$32.2	74%	$0.25	$0.13	92%
Risk Management	112.2	116.2	-3%	17.5	16.9	4%	0.09	0.09	0%

Total Brokerage & Risk Management	401.7	374.2	7%	73.6	49.1	50%	0.34	0.22	55%
Financial Services & Corporate	(0.6)	1.6		(2.7)	0.1		(0.05)	(0.04)

Total Continuing Operations	$401.1	$375.8		$70.9	$49.2		0.29	0.18

Discontinued Operations							(0.02)	(0.25)

Total Company							$0.27	$(0.07)

Other Information	1st Q 09	1st Q 08
Shares repurchased	11,000	26,000
Shares issued in acquisitions	3,650,000	280,000
Number of acquisitions closed	3	11
Annualized revenue acquired (in millions)	$69.7	$31.0
Book value per share	$7.97	$7.53
Corporate related borrowings at end of period (in millions)	$622.0	$456.0

This earnings release contains certain non-GAAP information. EBITDA, a non-GAAP measure, represents earnings before interest, income taxes, depreciation and amortization. A reconciliation of EBITDA to earnings from continuing operations before income taxes (which were $43.5 million and $26.9 million in first quarter 2009 and 2008, respectively) is included on page 5 of this earnings release.

“Our first quarter results reflect the strength of the Gallagher organization and its ability to grow through difficult times,” said J. Patrick Gallagher Jr., Chairman, President and CEO. “We are seeing the benefits of our efforts in 2008 to grow through tuck-in acquisitions and we have begun to reap the benefits of our cost savings initiatives as well. Despite a 1.4% decline in organic revenue in the Brokerage Segment and 1.2% organic revenue growth in the Risk Management Segment, we expanded EBITDA margins 7% in the Brokerage Segment and 1% in the Risk Management segment. Underlying this, we are still operating in an extremely difficult environment. Insurance rates continue to soften and the economy continues to adversely impact our clients’ buying activities.

“We are also excited about the 250 plus brokerage professionals that joined us in March from Liberty Mutual and Wausau Signature Agency. These new associates are plugging into Gallagher’s global resources, delivering great service to their existing customers and beginning to produce new business as well.”

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Brokerage Segment First Quarter Highlights

•

Revenue growth of 12%. Organic revenue declined 1.4% compared to 2008. Included in organic revenue was an increase in supplemental commissions in 2009 over 2008 of $6.2 million. Items excluded from organic growth computations yet impacting first quarter 2009 to 2008 revenue comparisons include (in millions):

	2009	2008
Total revenues as reported	$289.5	$258.0
Less adjustments to revenues:
Gains realized from books of business sales	6.1	1.7
Investment income	1.1	4.6
Retail contingent commissions related to acquisitions	7.3	4.0
MGA/MGU performance income	9.6	7.5
Revenues from acquisitions in the last twelve months	38.0	—
Revenues related to divestitures in the last twelve months	—	6.1
Levelized foreign currency	—	3.4

Total revenue adjustments	62.1	27.3

Organic revenues	$227.4	$230.7

•

First quarter compensation expense ratio was 1.8% lower than 2008 primarily from reduced headcount expense (excluding acquired headcount) of 0.8%, foreign currency translation of 0.9% and reduced stock compensation expense of 0.6%. These were partially offset by increased employee benefits expense of 0.7%.

•

First quarter operating expense ratio was 5.1% lower than 2008 primarily from reduced selling and meeting expenses of 2.3%, reduced consulting and legal fees of 0.8%, reduced real estate expense of 0.4% and foreign currency translation of 0.3%.

•	EBITDA margin of 19%, which was up 6.9% as compared to 2008.

•	First quarter effective tax rate was 38.5% in 2009 and 39.0% in 2008.

•

Gallagher shifted and diversified nearly all of its world-wide cash balances into accounts that were insured/guaranteed by various governments. Most of these accounts are non-interest bearing. While Gallagher believes that these accounts are secure, there can be no assurances that governmental guarantee programs would be sufficient to repay balances in the event of a system-wide failure of the global banking system.

Risk Management Segment First Quarter Highlights

•

Revenue declined 3%. Organic growth was 1.2% after excluding $4.7 million from foreign currency translation. Domestic revenues were up 1%, reflecting new business production and fee increases net of reduced claim counts. International revenues were up 5% after eliminating the foreign currency translation impact of 27%.

•

First quarter compensation expense ratio was 0.4% higher than 2008 primarily due to increased employee benefits of 1.1% and severance of 0.3%, partially offset by reduced temporary help expense of 0.9%.

•	First quarter operating expense ratio was 1.4% lower than 2008 primarily from reduced employee travel and meeting expenses of 1.4%, which were partially offset by lease termination costs of 0.4%.

•	EBITDA margin of 16%, which was up 1.1% compared to 2008.

•	First quarter effective tax rate was 39.0% in 2009 and 38.5% in 2008.

Financial Services and Corporate Segment First Quarter Highlights

Gallagher continues to wind down its Financial Services investments. The pretax investment loss in first quarter 2009 represents a $1.0 million non-cash impairment charge related to Gallagher’s investment in Asset Alliance Corporation.

In addition to the $400.0 million of long-term borrowing outstanding under the Note Purchase Agreement, at March 31, 2009, Gallagher had borrowings of $222.0 million outstanding under its line of credit facility used primarily to fund 2008 and 2009 acquisitions and short-term cash flow needs. The weighted average interest rate on these borrowings, which is based on a spread over short-term LIBOR, was 1.39%. The interest rate at April 24, 2009 for a sixty day borrowing on this line was 1.46%.

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Consolidated Company Income Taxes

Gallagher allocates the provision for income taxes to the Brokerage and Risk Management Segments as if those segments were preparing income tax provisions on a separate company basis. Gallagher historically reported, and anticipates reporting for the foreseeable future, an effective tax rate of approximately 40% to 42% in both its Brokerage and Risk Management Segments. Gallagher’s consolidated effective tax rate for first quarter was 34.9% in 2009 and 39.4% in 2008. The first quarter tax rates in 2009 and 2008 were lower than statutory rates as the result of the resolution of certain income tax examinations and the recognition of refund claims related to prior years.

The company will host a webcast conference call on Wednesday, April 29, 2009 at 9:00 a.m. ET to further discuss these quarterly results. To listen, please go to www.ajg.com.

Arthur J. Gallagher & Co., an international insurance brokerage and risk management services firm, is headquartered in Itasca, Illinois, has operations in 15 countries and does business in more than 100 countries around the world through a network of correspondent brokers and consultants. Gallagher is traded on the New York Stock Exchange under the symbol AJG.

This press release is historical in nature and only speaks to the day it is dated. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

This press release may contain certain forward-looking statements relating to future results. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected, depending on a variety of factors such as changes in worldwide and national economic conditions, changes in premium rates and in insurance markets generally, and changes in securities and fixed income markets as well as developments in the areas of tax legislation. Please refer to our filings with the Securities and Exchange Commission, including Item 1, “Business – Information Concerning Forward-Looking Statements” and Item 1A, “Risk Factors”, of Gallagher’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for a more detailed discussion of these factors.

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Arthur J. Gallagher & Co.

Segment Statement of Earnings

(Unaudited - in millions except per share data)

	1st Q Ended Mar 31, 2009	1st Q Ended Mar 31, 2008
BROKERAGE SEGMENT
Commissions	$233.2	$206.3
Fees	49.1	45.4
Investment income and other	7.2	6.3

Revenues	289.5	258.0

Compensation	182.3	167.1
Operating	51.1	58.7
Depreciation	4.7	3.9
Amortization	12.2	8.8

Expenses	250.3	238.5

Earnings from continuing operations before income taxes	39.2	19.5
Provision for income taxes	15.1	7.6

Earnings from continuing operations	$24.1	$11.9

Diluted earnings from continuing operations per share	$0.25	$0.13
Growth - revenues	12%	11%
Organic growth in commissions and fees (1)	-1%	2%
Compensation expense ratio (4)	63%	65%
Operating expense ratio (5)	18%	23%
Pretax profit margin (6)	14%	8%
EBITDA margin (3)	19%	12%
Effective tax rate	39%	39%
Workforce at end of period (includes acquisitions)	5,914	5,277

RISK MANAGEMENT SEGMENT
Fees	$111.8	$115.1
Investment income and other	0.4	1.1

Revenues	112.2	116.2

Compensation	68.1	70.1
Operating	26.6	29.2
Depreciation	3.0	3.0
Amortization	0.2	0.1

Expenses	97.9	102.4

Earnings from continuing operations before income taxes	14.3	13.8
Provision for income taxes	5.6	5.3

Earnings from continuing operations	$8.7	$8.5

Diluted earnings from continuing operations per share	$0.09	$0.09
Growth - revenues	-3%	9%
Organic growth in fees (1)	1%	7%
Compensation expense ratio (4)	61%	60%
Operating expense ratio (5)	24%	25%
Pretax profit margin (6)	13%	12%
EBITDA margin (3)	16%	15%
Effective tax rate	39%	39%
Workforce at end of period (includes acquisitions)	3,865	3,848

FINANCIAL SERVICES AND CORPORATE SEGMENT
Investment income (loss):
Asset Alliance Corporation	$—	$—
Alternative energy	0.4	1.8
Real estate and venture capital	—	(0.2)

	0.4	1.6
Investment losses	(1.0)	—

Revenues	(0.6)	1.6

Investment expenses:
Alternative energy	0.5	(1.3)
Compensation, professional fees and other	1.6	2.8

	2.1	1.5
Interest	7.3	6.5

Expenses	9.4	8.0

Loss from continuing operations before income taxes	(10.0)	(6.4)
Benefit for income taxes	(5.5)	(2.3)

Loss from continuing operations	$(4.5)	$(4.1)

Diluted loss from continuing operations per share	$(0.05)	$(0.04)

See notes to first quarter 2009 earnings release and non-GAAP financial measures on page 6 of 6.

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Arthur J. Gallagher & Co.

Consolidated Statement of Earnings

(Unaudited - in millions except per share data)

	1st Q Ended Mar 31, 2009	1st Q Ended Mar 31, 2008
TOTAL COMPANY
Commissions	$233.2	$206.3
Fees	160.9	160.5
Investment income and other - Brokerage and Risk Management	7.6	7.4
Investment income - Financial Services and Corporate	0.4	1.6
Investment losses	(1.0)	—

Revenues	401.1	375.8

Compensation	250.4	237.2
Operating	77.7	87.9
Investment expenses	2.1	1.5
Interest	7.3	6.5
Depreciation	7.7	6.9
Amortization	12.4	8.9

Expenses	357.6	348.9

Earnings from continuing operations before income taxes	43.5	26.9
Provision for income taxes	15.2	10.6

Earnings from continuing operations	28.3	16.3

Loss on discontinued operations, net of income taxes	(1.9)	(22.3)

Net earnings (loss)	$26.4	$(6.0)

Diluted earnings from continuing operations per share	$0.29	$0.18
Diluted loss on discontinued operations per share	(0.02)	(0.25)

Diluted net earnings (loss) per share	$0.27	$(0.07)

Dividends declared per share	$0.32	$0.32

Other Information
Basic weighted average shares outstanding (000s)	98,008	92,294
Diluted weighted average shares outstanding (000s)	98,084	92,898
Common shares repurchased (000s)	11	26
Annualized return on beginning stockholders’ equity (7)	14%	NMF
Number of acquisitions closed	3	11
Workforce at end of period (includes acquisitions)	9,986	9,329

Arthur J. Gallagher & Co.

EBITDA (2)

(Unaudited - in millions)

	1st Q Ended Mar 31, 2009	1st Q Ended Mar 31, 2008
BROKERAGE SEGMENT
Earnings from continuing operations	$24.1	$11.9
Provision for income taxes	15.1	7.6
Depreciation	4.7	3.9
Amortization	12.2	8.8

Brokerage EBITDA	$56.1	$32.2

RISK MANAGEMENT SEGMENT
Earnings from continuing operations	$8.7	$8.5
Provision for income taxes	5.6	5.3
Depreciation	3.0	3.0
Amortization	0.2	0.1

Risk Management EBITDA	$17.5	$16.9

FINANCIAL SERVICES AND CORPORATE SEGMENT
Loss from continuing operations	$(4.5)	$(4.1)
Benefit for income taxes	(5.5)	(2.3)
Interest	7.3	6.5

Financial Services and Corporate EBITDA	$(2.7)	$0.1

TOTAL COMPANY
Net earnings (loss)	$26.4	$(6.0)
Loss on discontinued operations, net of income taxes	1.9	22.3

Earnings from continuing operations	28.3	16.3
Provision for income taxes	15.2	10.6

Earnings from continuing operations before income taxes	43.5	26.9
Interest	7.3	6.5
Depreciation	7.7	6.9
Amortization	12.4	8.9

Total Company EBITDA	$70.9	$49.2

See notes to first quarter 2009 earnings release and non-GAAP financial measures on page 6 of 6.

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Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Mar 31, 2009	Dec 31, 2008
Cash and cash equivalents	$192.5	$194.4
Restricted cash	544.4	551.0
Investments - current (8)	0.3	0.2
Premiums and fees receivable	574.9	826.5
Other current assets	132.4	129.9

Total current assets	1,444.5	1,702.0
Investments - noncurrent (8)	17.6	17.9
Fixed assets - net	85.5	88.8
Deferred income taxes	291.7	300.9
Other noncurrent assets	119.3	104.1
Goodwill - net	675.5	596.4
Amortizable intangible assets - net	474.5	461.2

Total assets	$3,108.6	$3,271.3

Premiums payable to insurance and reinsurance companies	$1,065.0	$1,365.3
Accrued compensation and other accrued liabilities	218.3	260.1
Unearned fees	56.4	46.2
Other current liabilities	18.4	55.0
Corporate related borrowings - current	222.0	132.0

Total current liabilities	1,580.1	1,858.6
Corporate related borrowings - noncurrent	400.0	400.0
Other noncurrent liabilities	330.3	274.2

Total liabilities	2,310.4	2,532.8

Stockholders’ equity:
Common stock - issued and outstanding	100.2	96.4
Capital in excess of par value	293.0	230.4
Retained earnings	446.2	452.0
Accumulated other comprehensive loss	(41.2)	(40.3)

Total stockholders’ equity	798.2	738.5

Total liabilities and stockholders’ equity	$3,108.6	$3,271.3

Other Information
Book value per share	$7.97	$7.66

Notes to First Quarter 2009 Earnings Release

Non-GAAP Financial Measures

This exhibit contains supplemental non-GAAP financial information within the meaning of Regulation G of the SEC’s rules. Consistent with Regulation G, a description of such information is provided below and a reconciliation of certain of such items to U.S. generally accepted accounting principles (GAAP) is provided in this press release. Gallagher believes the items described below provide meaningful additional information, which may be helpful to investors in assessing certain aspects of Gallagher’s operating performance and financial condition that may not be otherwise apparent from GAAP. Industry peers provide similar supplemental information, although they may not use the same or comparable terminology and may not make identical adjustments. This non-GAAP information should be used in addition to, but not as a substitute for, the GAAP information.

(1)	Organic growth in commissions and fees excludes the first twelve months of net commission and fee revenues generated from the acquisitions accounted for as purchases and the net commission and fee revenues related to operations disposed of in each year presented. These commissions and fees are excluded from organic revenues in order to determine the revenue growth that is associated with the operations that were a part of Gallagher in both the current and prior year. In addition, organic growth excludes the impact of contingent commission revenues and foreign currency translation.

(2)	EBITDA represents earnings from continuing operations before interest, income taxes, depreciation and amortization expense.

(3)	Represents earnings from continuing operations before interest, income taxes, depreciation and amortization (EBITDA) divided by total revenues.

Other

(4)	Represents compensation expense divided by total revenues.

(5)	Represents operating expenses divided by total revenues.

(6)	Represents pretax earnings divided by total revenues.

(7)	Represents annualized year-to-date net earnings divided by total stockholders’ equity as of the beginning of the year.

(8)	Investments at March 31, 2009 include the following:

	Current	Noncurrent	Funding Commitments
Asset Alliance Corporation	$0.2	$1.0	$—
Alternative energy:
Equity interest in biomass projects and pipeline	—	8.7	—
Clean energy related ventures	0.1	2.2	—
Real estate and venture capital	—	5.7	1.0

Total investments	$0.3	$17.6	$1.0

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